Exhibit 99.1

FLOTEK INDUSTRIES PROVIDES FIRST QUARTER AND OPERATIONAL UPDATE AND REPORTING SCHEDULE

HOUSTON – April 23, 2018: Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) provided an update on the Company’s revenue and EBITDA expectations regarding its results for the three months-ended March 31, 2018.

Flotek expects its consolidated revenues for the first quarter of 2018 to be in the $59 million - $62 million range. Energy Chemistry Technologies (“ECT”) segment revenues are expected to be in the $40 million - $42 million range and Consumer and Industrial Chemistry Technologies (“CICT”) segment revenues are expected to be in the $19 million - $20 million range. Flotek expects to report negative EBITDA (non-GAAP) for the first quarter.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “At the start of the quarter, our revenues were impacted by weather-related delays in activity. While we continued to focus on fixed cost reductions, our efforts did not keep pace with revenue declines. Looking ahead, we will focus on accelerating product introductions to increase market share and remain diligent on cost control efforts.”

Flotek plans to release its financial and operating results in a press release after the market close on May 9, 2018. The press release will contain dial-in information for Flotek’s results conference call, which is scheduled for Thursday, May 10, 2018 at 9:30 a.m. CT (10:30 a.m. ET).

All estimated financial information contained herein are preliminary estimates determined in good faith based on Flotek’s internal reporting for the first quarter of 2018 and remain subject to the completion of the Company’s customary quarterly close and review procedures related to its quarterly financial statement closing process and review by the Company’s independent public accounting firm. Material adjustments may arise between the date of this press release and the date on which the Company announces its full first quarter 2018 results and files its Form 10-Q for the quarter ended March 31, 2018 with the SEC.

EBITDA is a Non-GAAP financial measure, is not prepared in accordance with, or as an alternative for, GAAP financial measures, and may be different from non-GAAP measures used by other companies. Explanations of why the Company finds EBITDA useful and a reconciliation of EBITDA to a comparable GAAP financial measure will be included in the earnings press release along with the disclosure of EBITDA.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Matthew Marietta

EVP, Finance Corporate Development

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-5348

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

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